UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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Dear Shareholder,

We recently distributed proxy material for the SL Green Realty Corp. Annual Meeting of Stockholders AND WANT TO ENCOURAGE YOU TO VOTE!

Our records indicate that we have not received voting instructions for your account(s).

You are encouraged to authorize your proxy “FOR” the approval of the proposals. Your vote will not be cast automatically for you.

Proxy materials are available online at www.proxyvote.com

VOTE BY MAIL: Complete the enclosed proxy card, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

VOTE BY TELEPHONE: Call 1-800-690-6903 24 hours a day, 7 days a week. Using a touch-tone telephone, follow the simple recorded instructions. Your control number is located on the proxy card.

VOTE BY INTERNET: Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card.

If you voted by telephone or the internet, please DO NOT mail back the proxy card.

We appreciate your participation and support. Please be sure to VOTE! Your vote is important!